Exhibit 23.2 CONSENT OF INDEPENDENT AUDITOR

I consent to the reference to my firm under the caption "Interests Of Named Experts And Counsel" and to the use of my reports dated October 20, 2002, in the Registration Statement (Form SB-2) and related Prospectus of the Company for the registration of shares of its common stock.

/s/ Ivan Braverman,
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    Ivan Braverman
Prescott, Arizona, USA

BRAVERMAN & COMPANY, P.C.
2001 190 High Chaparral,
Prescott, Arizona 86303
Telephone (520) 771-1122
Fax (520) 777-8378

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